Exhibit 10.1

FOURTH AMENDMENT

TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Fourth Amendment”) is entered into as of June 30, 2023 (the “Fourth Amendment Date”), by and between SLVH LLC, a Delaware limited liability company (the “SLVH Member”), and Gaucho Ventures I - Las Vegas LLC, a Delaware limited liability company (the “Gaucho Member”) in respect of LVH Holdings LLC (the “Company”), a Delaware limited liability company.

WHEREAS, the SLVH Member and the Gaucho Member entered into that certain Amended and Restated Limited Liability Company Agreement of the Company dated June 16, 2021, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement dated November 16, 2021, that certain Second Amendment to Amended and Restated Limited Liability Company Agreement dated June 7, 2022 (the “Second Amendment”), and that certain Third Amendment to Amended and Restated Limited Liability Company Agreement dated December 12, 2022 (the “Third Amendment” and, collectively, the “Existing Agreement”);

WHEREAS, as of the Fourth Amendment Date, the SLVH Member and the Gaucho Member comprise all of the Unitholders (as defined in the Existing Agreement) of the Company; and

WHEREAS, the SLVH Member and Gaucho Member desire to amend the Existing Agreement to extend the outside date for the execution of the Ground Lease (as defined in the Existing Agreement) from June 30, 2023 to December 29, 2023, and as otherwise set forth in this Fourth Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the SLVH Member and the Gaucho Member agree as follows:

1. Defined Terms. Each capitalized term used but not defined in this Fourth Amendment has the meaning assigned to it in the Existing Agreement.

2. Extension of Outside Date for Execution of Ground Lease. Section 3(c)(i) of the Second Amendment is hereby deleted and replaced with the following:

i.	If the Ground Lease Execution Date has not occurred on or before December 29, 2023, then, as promptly as reasonably practicable after such date, the Company shall be liquidated and dissolved; and

3. Ratification. Except as expressly amended by this Fourth Amendment, the Existing Agreement is hereby ratified and confirmed and is in full force and effect. From and after the Fourth Amendment Date, the phrase “this Agreement” in the Existing Agreement shall be deemed to be a reference to the Existing Agreement as amended by this Fourth Amendment.

4. Counterparts. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any counterpart or other signature hereupon delivered by facsimile or other electronic delivery method shall be deemed for all purposes as constituting good and valid execution and delivery of this Fourth Amendment by such party.

[signatures on following pages]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first set forth above.

SLVH LLC, a Delaware limited liability company

By:	/s/William S. Allen
William Allen, Manager

GAUCHO VENTURES I – LAS VEGAS, LLC,
a Delaware limited liability company

By:	Gaucho Group Holdings, Inc., its sole member

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO